UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2020

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

2150 E. Lake Cook Road, Suite 800

Buffalo Grove, Illinois 60089

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2020, Phathom Pharmaceuticals, Inc. (the “Company”) entered into the first amendment (the “Amendment”) to the Company’s loan and security agreement with Silicon Valley Bank (“SVB”) as administrative and collateral agent, and lenders SVB and WestRiver Innovation Lending Fund VIII, L.P. (the “Loan Agreement”). Pursuant to the Amendment, the interest-only payment period, which ends on May 31, 2021, will be extended either (i) until December 31, 2021, if the Company receives positive data from its Phase 3 clinical trial in H. pylori infection sufficient to file an NDA with the FDA; or (ii) until November 30, 2022, if the Company receives positive data from its Phase 3 clinical trials in both indications for vonoprazan sufficient to file an NDA with the FDA; provided, in each case, that the Company had drawn down an additional $25.0 million pursuant to the Loan Agreement (“Term Loan B”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In May 2019, the Company borrowed $25.0 million (“Term Loan A”) pursuant to the Loan Agreement and the Company had the right to borrow an additional $25.0 million (“Term Loan B” and together with Term Loan A, the “Term Loans”). On March 16, 2020, the Company completed the draw down of Term Loan B pursuant to the Loan Agreement. Term Loans bear interest at a floating rate of the higher of the Wall Street Journal Prime rate plus 1.75% or 7.25%. The monthly payments consist of interest-only through May 31, 2021, which date is subject to extension pursuant to the First Amendment to the Loan Agreement described above. Subsequent to the interest-only period, the Term Loans will be payable in equal monthly installments of principal, plus accrued and unpaid interest through the maturity date of May 1, 2024. In addition, the Company is obligated to pay a final payment fee of 8.25% of the original principal amount of the Term Loans.

The Loan Agreement contains certain customary affirmative and negative covenants and events of default. The affirmative covenants include, among others, covenants requiring us to maintain our legal existence and governmental approvals, deliver certain financial reports, maintain insurance coverage and satisfy certain requirements regarding our operating accounts. The negative covenants include, among others, limitations on our ability to incur additional indebtedness and liens, merge with other companies or consummate certain changes of control, acquire other companies, engage in new lines of business, make certain investments, pay dividends, transfer or dispose of assets, amend certain material agreements or enter into various specified transactions. Upon the occurrence of an event of default, subject to any specified cure periods, all amounts owed by us would begin to bear interest at a rate that is 4.00% above the rate effective immediately before the event of default and may be declared immediately due and payable by SVB, as collateral agent. As of March 16, 2020, the date in which we drew down Term Loan B, we were in compliance with all applicable covenants under the Loan Agreement.    The description of the Amendment contained herein does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Amendment which will be filed with our Quarterly Report on Form 10-Q for the period ending March 31, 2020.

The Company intends to use the proceeds of Term Loan B to fund the clinical development of vonoprazan and for working capital and general corporate purposes, including pre-commercial activities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Payment of Bonuses to Named Executive Officers

On March 11, 2020, the Company’s board of directors approved a cash bonus payments for 2019 to be paid to the Company’s executive officers who were eligible for bonuses for 2019 as follows: Terrie Curran, Chief Executive Officer, $23,091, David Socks, Chief Financial Officer, $197,625, Azmi Nabulsi, M.D., M.P.H., Chief Operating Officer, $142,507, and Aditya Kohli, Ph.D., Chief Business Officer, $80,015.

Adoption of Bonus Plan

On March 11, 2020, the board of directors approved the Phathom Pharmaceuticals, Inc. Bonus Plan (the “Bonus Plan”). The Bonus Plan provides for target bonuses for each of the executive officers as follows: Terrie Curran, 50% of base salary, David Socks, 50% of base salary, and Azmi Nabulsi, 40% of base salary. The Bonus Plan provides for annual cash bonus opportunities and payouts, in part, on the achievement of specific, pre-established corporate performance objectives, and in part on individual performance, for each executive officer. The maximum achievement level with respect to the corporate performance objectives is 150%.

For the executive officers, for each fiscal year, the Company’s Chief Executive Officer will determine an individual multiplier between 80% and 120% for approval by the compensation committee based on the executive’s individual performance for the plan year relative to his or her individual objectives established at the beginning of the plan year, which multiplier, if approved, will be multiplied by the final corporate award multiplier for the plan year to determine such employee’s final bonus award payout. Unless otherwise determined by the compensation committee, no individual multiplier will apply to the Company’s Chief Executive Officer.

Unless otherwise determined by the compensation committee, in no event will an employee’s final bonus award payout exceed 180% of his or her target annual bonus for the applicable plan year.

The Company expects to adopt a similar bonus program under the Bonus Plan for future fiscal years, which will reward achievement at specified levels of corporate financial performance and individual performance and will contain target bonuses consistent with those disclosed above.

The foregoing description of the Bonus Plan does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Bonus Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: March 17, 2020	By:	/s/ Larry Miller
Larry Miller
General Counsel and Secretary